Exhibit 31(a)

CERTIFICATION

I, Charles W. Scharf, certify that:

1.       I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2023, of Wells Fargo & Company; and
2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ CHARLES W. SCHARF
Charles W. Scharf
Chief Executive Officer

Date:	August 4, 2023